                                                                    EXHIBIT 99.1



                                                              F.N.B. CORPORATION
                                                                (NASDAQ: FBAN)

WWW.FNBCORPORATION.COM                                       HERMITAGE, PA 16148


FOR IMMEDIATE RELEASE

DATE:    January 17, 2001
CONTACT: Clay W. Cone
         Vice President-Corporate Affairs
         941-436-1676


                     F.N.B. REPORTS RECORD YEAR OF EARNINGS

NAPLES, FL, AND HERMITAGE, PA, Jan. 17 - F.N.B. Corporation (NASDAQ: FBAN) today reported fourth quarter 2000 net income of $11.3 million, a 10 percent increase from $10.3 million in the same period a year earlier. Diluted earnings per share were $0.50, an increase of 11 percent compared to $0.45 for the same period a year ago.

For the full year 2000, net income was a record $42.8 million, up 9 percent compared to $39.3 million the previous year. Diluted earnings per share were $1.88, an increase of 9 percent from $1.72 for the prior year-end. Core operating earnings, which excludes merger-related expenses, were also a record $42.8 million, up 5 percent compared to the $40.6 million in the previous year. Core operating earnings per share increased 6 percent.

Return on average assets and return on average equity for 2000 were 1.13% and 14.2%.

The strong financial results for both the fourth quarter and full year were accomplished despite a very difficult operating environment for financial institutions. F.N.B. achieved significant revenue and income growth and above-average returns while maintaining strong asset quality. The results were in line with analysts' consensus expectations.

"F.N.B. continued to deliver strong, quality growth in all of its markets during the year and we are well on our way to achieving further progress this year," said Gary L. Tice, President and Chief Executive Officer of F.N.B. "Much of this continued success can be attributed to internal growth in our core banking business along with our expansion into fast-growing areas of business, including insurance, investment and trust services."

During the year, F.N.B. announced the affiliation of five independent insurance agencies, giving it a total of six agencies in Florida and two in Pennsylvania. It is anticipated that once all its pending deals are completed, F.N.B. will have the nation's sixth largest bank-affiliated insurance agency, according to the industry consulting firm Marsh, Berry & Co.

The company also aggressively expanded the range of investment and trust products available to customers of its community banks in Florida, Pennsylvania and Ohio.

Non interest income increased 31 percent for the fourth quarter of 2000 and 19 percent for the year when compared with the same periods a year earlier. These increases were due principally to a rise in insurance commissions, service charges and trust income.

During the fourth quarter, F.N.B. also announced an agreement to acquire Citizens Community Bancorp, the parent of Citizens Community Bank of Florida. This affiliation will add assets of approximately $170 million, deposits of $147 million and three full-service banking centers. It will position F.N.B. as the second largest financial institution in Collier County, one of the nation's fastest growing and most affluent communities.

For the year, total assets grew 5 percent to $3.9 billion. Once the acquisition of Citizens Community Bancorp is completed, F.N.B. will have more than $4 billion in total assets.

Net interest income on a fully tax-equivalent basis was $38.7 million for the fourth quarter of 2000, compared with $38.4 million for the same period a year earlier, an increase of 1 percent. For the full year 2000, net interest income was $155.6 million, compared with $148.4 million for the previous year, an increase of 5 percent.

In accordance with F.N.B.'s emphasis on strong asset quality, credit quality improved from its already high level. At December 31, 2000, the ratio of non-performing loans to total loans was .43% and the allowance for credit losses to total loans was 1.31%, compared to .46% and 1.30%, respectively for the prior year end. For the quarter, net charge-offs to average loans were .41% versus
 .44% for the fourth quarter of 1999.

Another noteworthy event of the past year was the retirement of Peter Mortensen, 65, as Chief Executive Officer. Mortensen, who had served in the executive position for 26 years, will continue to provide leadership to the company as Chairman of the Board.

"Under Pete's guidance, F.N.B. experienced unprecedented growth and success," Tice said. "We look forward to continuing to build on this strong foundation of excellence."

As part of its plan to further enhance long-term shareholder value, F.N.B. this month announced a charter consolidation plan. Under the program, each of the company's banking affiliates in Florida, Pennsylvania and Ohio will be combined under a single operating charter for each state, reducing the total number of charters from eight to three.

The integration project, which is scheduled for completion during the first quarter of 2001, is expected to boost pre-tax earnings on an annualized basis in the range of $3.8 million to $4.1 million, or on an after-tax basis $0.11 a share to $0.12 a share, by the year 2002. This will boost core operating earnings by about 8 cents a share for the year 2001.

In conjunction with the foregoing actions, F.N.B. will take a pre-tax consolidation charge of $3 million to $3.2 million in the first quarter of 2001 to cover severance-related costs and other expenses. The recovery period for these charges is estimated at 10 months.

"This program will improve shareholder value by making our operations more efficient, eliminating redundancies in our staff and operations, and increasing return on equity and earnings per share growth," Tice said. "But this is only part of the program. We also are committed to increasing revenues by focusing on sales, and thus boosting fee income."

F.N.B. Corporation is a $3.9 billion diversified financial services company with executive offices in Naples, Florida, and Hermitage, Pennsylvania. The company's banking affiliates include First National Bank of Pennsylvania, First National Bank of Naples, Cape Coral National Bank, First National Bank of Florida, West Coast Guaranty Bank, Metropolitan National Bank, Reeves Bank, First National Bank of Fort Myers and First County Bank. The company also operates insurance agencies, a consumer finance company and First National Trust Company with a total of 151 offices in five states. F.N.B. has increased cash dividends for 28 consecutive years and has been recognized as a Dividend Achiever by Mergent FIS, formerly known as Moody's Investors Service.

                                   # # # # # #

F.N.B. Corporation will host a conference call at 10 a.m. (Eastern Time) on January 18, 2001. The live conference call will be available at 888-222-2994. For those who are unavailable to listen to the live call, a replay of the conference call will be available from 12 p.m. on January 18, 2001, until 7 p.m. on January 25, 2001, by calling 888-222-2994.

This release contains certain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. Actual results could differ materially from those projected. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

Copies of this news release are available over the Internet at www.fnbcorporation.com or by calling F.N.B. at 1-800-262-7600, extension 1676. Shares of the corporation's common stock are traded on the Nasdaq Stock Market under the symbol FBAN.

                               F.N.B. CORPORATION
                       COMPARATIVE SELECTED FINANCIAL DATA
                             AS OF DECEMBER 31, 2000
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

BALANCE SHEET                                                12/31/00        12/31/99
-------------                                                --------        --------

Assets                                                     $3,886,000     $ 3,706,000
Loans, Net of Unearned                                      2,962,000       2,804,000
Deposits                                                    3,103,000       2,909,000
Equity                                                        321,000         290,000

Book Value Per Share                                            14.37           13.00

                                                     3 MONTHS ENDED                              12 MONTHS ENDED
                                                 ----------------------                     --------------------------
INCOME STATEMENT                                 12/31/00      12/31/99         % CHG       12/31/00          12/31/99      % CHG
----------------                                 --------      --------         -----       --------          --------      -----

Net Income                                      $ 11,314      $ 10,313            10      $  42,776         $  39,295          9
Core Operating Earnings                           11,314        10,787             5         42,776            40,563          5

Net Interest Income                               38,663        38,407             1        155,628           148,449          5
Non Interest Income                               15,667        11,948            31         55,645            46,928         19
Non Interest Expense                              35,010        32,913             6        137,501           129,679          6
Merger Related Expenses                                            491                                          1,824

DILUTED EARNINGS PER SHARE
--------------------------

Net Income                                      $   0.50      $   0.45            11      $    1.88         $    1.72          9
Core Operating Earnings                         $   0.50      $   0.47             6      $    1.88         $    1.77          6



RATIOS (CORE OPERATING EARNINGS)                 12/31/00      12/31/99                12/31/00        12/31/99
--------------------------------                 --------      --------                --------        --------

Return on Average Assets                           1.17%         1.18%                    1.13%          1.16%
Return on Average Equity                          14.34%        14.82%                   14.16%         14.18%

Net Interest Margin                                4.46%         4.73%                    4.58%          4.76%

Nonperforming Loans to Total Loans                                                        0.43%          0.46%
Allowance for Loan Losses to Total Loans                                                  1.31%          1.30%
Net Charge-offs to Average Loans                   0.41%         0.44%                    0.31%          0.31%

F.N.B. CORPORATION

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             2000
                                                                         -----------------------------------------------
                                                                          Fourth        Third       Second        First
Statement of Earnings                                                     Quarter      Quarter      Quarter      Quarter
---------------------                                                     -------      -------      -------      -------

Interest income - taxable equivalent basis                                $76,056      $75,272      $72,079      $69,684

Interest income                                                           $75,523      $74,702      $71,557      $69,154
Interest expense                                                           36,860       35,922       32,241       30,285
                                                                          -------      -------      -------      -------
     Net interest income                                                   38,663       38,780       39,316       38,869

Provision for loan losses                                                   2,564        2,439        2,901        2,973
                                                                          -------      -------      -------      -------
     Net interest income after provision                                   36,099       36,341       36,415       35,896

Service charges                                                             5,744        5,568        5,506        5,187
Insurance commissions and fees                                              5,251        5,058        4,045        4,304
Trust income                                                                1,154        1,162        1,077        1,070
Gain on sale of securities                                                     34           64           38           40
Other                                                                       3,484        2,804        1,946        2,109
                                                                          -------      -------      -------      -------
     Total non-interest income                                             15,667       14,656       12,612       12,710

Salaries and employee benefits                                             19,238       19,248       18,602       19,522
Occupancy and equipment                                                     5,537        5,532        5,315        5,348
Amortization of intangibles                                                   578          557          473          451
Merger related expenses
Other                                                                       9,657        9,659        9,304        8,480
                                                                          -------      -------      -------      -------
     Total non-interest expense                                            35,010       34,996       33,694       33,801

Income before income taxes                                                 16,756       16,001       15,333       14,805
Income taxes                                                                5,442        5,067        4,914        4,696
                                                                          -------      -------      -------      -------
     Net income                                                           $11,314      $10,934      $10,419      $10,109
                                                                          =======      =======      =======      =======

     Core operating earnings                                              $11,314      $10,934      $10,419      $10,109
                                                                          =======      =======      =======      =======

Earnings per Common Share
-------------------------
Basic earnings per share                                                    0.51         0.49         0.47         0.46
Diluted earnings per share                                                  0.50         0.48         0.46         0.45

Core Operating Earnings per Common Share
----------------------------------------
Basic earnings per share                                                    0.51         0.49         0.47         0.46
Diluted earnings per share                                                  0.50         0.48         0.46         0.45
Cash dividend per common share                                              0.18         0.18         0.18         0.17

Performance Ratios
------------------
Return on average shareholders' equity                                     14.34%       14.14%       14.17%       13.98%
Return on average assets                                                    1.17%        1.13%        1.11%        1.10%
Net interest margin (FTE)                                                   4.46%        4.48%        4.67%        4.72%
Yield on earning assets (FTE)                                               8.65%        8.57%        8.45%        8.36%
Efficiency ratio (FTE)                                                     62.76%       63.77%       63.34%       64.00%


                                                                1999                                             4th Qtr
                                           ---------------------------------------------                     2000 - 1999
                                            Fourth       Third        Second       First                         Percent
Statement of Earnings                      Quarter      Quarter      Quarter      Quarter                       Variance
---------------------                      -------      -------      -------      -------                    -----------

Interest income - taxable
equivalent basis                             $67,569      $64,716      $62,936      $61,801                         12.6

Interest income                              $67,047      $64,185      $62,422      $61,262                         12.6
Interest expense                              28,640       26,664       25,548       25,615                         28.7
                                             -------      -------      -------      -------
     Net interest income                      38,407       37,521       36,874       35,647                          0.7

Provision for loan losses                      2,544        2,105        2,540        2,051                          0.8
                                             -------      -------      -------      -------
     Net interest income after
provision                                     35,863       35,416       34,334       33,596                          0.7

Service charges                                5,548        5,221        5,133        4,352                          3.5
Insurance commissions and fees                 2,532        2,679        2,551        2,827                        107.4
Trust income                                   1,116          975          911          850                          3.4
Gain on sale of securities                       428          386          112          806                        -92.1
Other                                          2,324        3,023        2,724        2,430                         49.9
                                             -------      -------      -------      -------
     Total non-interest income                11,948       12,284       11,431       11,265                         31.1

Salaries and employee benefits                17,931       17,713       17,258       17,344                          7.3
Occupancy and equipment                        5,141        4,974        4,878        4,847                          7.7
Amortization of intangibles                      495          495          464          480                         16.8
Merger related expenses                          491                                  1,333
Other                                          8,855        9,495        9,147        8,338                          9.1
                                             -------      -------      -------      -------
     Total non-interest expense               32,913       32,677       31,747       32,342                          6.4

Income before income taxes                    14,898       15,023       14,018       12,519                         12.5
Income taxes                                   4,585        4,678        4,222        3,678                         18.7
                                             -------      -------      -------      -------
     Net income                              $10,313      $10,345       $9,796       $8,841                          9.7
                                             =======      =======       ======       ======
     Core operating earnings                 $10,787      $10,320       $9,796       $9,660                          4.9
                                             =======      =======       ======       ======

Earnings per Common Share
-------------------------
Basic earnings per share                        0.46         0.47         0.44         0.40                         10.9
Diluted earnings per share                      0.45         0.45         0.43         0.39                         11.1

Core Operating Earnings per
---------------------------
Common Share
------------

Basic earnings per share                        0.47         0.48         0.44         0.44                          8.5
Diluted earnings per share                      0.47         0.45         0.43         0.42                          6.4

Cash dividend per common share                  0.17         0.17         0.17         0.16                          5.9

Performance Ratios
------------------
Return on average shareholders'
equity                                         14.82%       14.32%       13.65%       13.81%
Return on average assets                        1.18%        1.17%        1.14%        1.15%
Net interest margin (FTE)                       4.73%        4.75%        4.80%        4.76%
Yield on earning assets (FTE)                   8.22%        8.09%        8.07%        8.13%
Efficiency ratio (FTE)                         62.75%       63.93%       64.08%       64.34%

                                                                    For the Year
                                                                  Ended December 31,
                                                      -----------------------------------------
                                                                                       Percent
Statement of Earnings                                    2000         1999             Variance
---------------------                                 ---------     -------            --------

Interest income - taxable
equivalent basis                                       $293,099     $257,022             14.0
Interest income                                        $290,936     $254,916             14.1
Interest expense                                        135,308      106,467             27.1
                                                       --------     --------
     Net interest income                                155,628      148,449              4.8

Provision for loan losses                                10,877        9,240             17.7
                                                       --------     --------
     Net interest income after
provision                                               144,751      139,209              4.0

Service charges                                          22,005       20,254              8.6
Insurance commissions and fees                           18,658       10,589             76.2
Trust income                                              4,463        3,852             15.9
Gain on sale of securities                                  176        1,732            -89.8
Other                                                    10,343       10,501             -1.5
                                                       --------     --------
     Total non-interest income                           55,645       46,928             18.6

Salaries and employee benefits                           76,610       70,246              9.1
Occupancy and equipment                                  21,732       19,840              9.5
Amortization of intangibles                               2,059        1,934              6.5
Merger related expenses                                       0        1,824
Other                                                    37,100       35,835              3.5
                                                       --------     --------
     Total non-interest expense                         137,501      129,679              6.0

Income before income taxes                               62,895       56,458             11.4
Income taxes                                             20,119       17,163             17.2
                                                       --------     --------
     Net income                                         $42,776      $39,295              8.9
                                                        =======      =======

     Core operating earnings                            $42,776      $40,563              5.5
                                                        =======      =======


Earnings per Common Share
-------------------------
Basic earnings per share                                   1.93         1.77              9.0
Diluted earnings per share                                 1.88         1.72              9.3

Core Operating Earnings per
---------------------------
Common Share
------------
Basic earnings per share                                   1.93         1.83              5.5
Diluted earnings per share                                 1.88         1.77              6.2

Cash dividend per common share                             0.71         0.67              6.0
Book value per common share                               14.37        13.00             10.5
Tangible book value per common
share                                                     13.06        12.10              7.9

Performance Ratios
------------------
Return on average shareholders'                           14.16%       14.18%
equity
Return on average assets                                   1.13%        1.16%
Net interest margin (FTE)                                  4.58%        4.76%
Yield on earning assets (FTE)                              8.51%        8.13%
Efficiency ratio (FTE)                                    63.46%       63.76%

F.N.B. CORPORATION
------------------

(Dollars in thousands)                                                                            2000
                                                                          ------------------------------------------------------
                                                                              Fourth          Third         Second         First
Average Balances                                                             Quarter        Quarter        Quarter       Quarter
----------------                                                          ----------     ----------     ----------    ----------
Total assets                                                              $3,856,452     $3,844,948     $3,777,801    $3,700,728
Earning assets                                                             3,498,976      3,492,948      3,431,488     3,354,295
Securities                                                                   489,561        476,369        468,489       475,836
Loans, net of unearned                                                     2,968,840      2,989,821      2,954,508     2,866,645
Allowance for loan losses                                                     39,489         39,522         38,575        37,102
Intangibles                                                                   29,185         27,423         21,163        19,898

Non-interest bearing deposits                                                442,514        440,202        447,924       425,562
Interest bearing deposits                                                  2,615,147      2,599,243      2,569,502     2,530,651
     Total deposits                                                        3,057,661      3,039,445      3,017,426     2,956,213
Short-term borrowings                                                        294,583        290,714        286,276       284,368
Long-term debt                                                               120,960        141,714        115,751       110,925
Shareholders' equity                                                         313,883        307,677        295,632       290,854

Average basic shares outstanding                                          22,054,587     22,189,281     21,917,171    21,892,855
Average diluted shares outstanding                                        22,771,095     22,950,270     22,687,624    22,717,161

Asset Quality Data
------------------
Non-accrual loans                                                             $9,947         $8,296         $7,898       $10,086
Restructured loans                                                             2,810          2,805          2,993         3,435
                                                                          ----------     ----------     ----------    ----------

Non-performing loans                                                          12,757         11,101         10,891        13,521
Other real estate owned                                                        4,786          4,553          5,871         4,540
                                                                          ----------     ----------     ----------    ----------
Non-performing assets                                                     $   17,543     $   15,654     $   16,762    $   18,061
                                                                          ==========     ==========     ==========    ==========

Net loan charge-offs                                                          $3,086         $2,564         $2,032        $1,535
Allowance for loan losses                                                     38,737         39,259         38,618        37,749

Non-performing loans / total loans                                              0.43%          0.37%          0.37%         0.47%
Non-performing assets / total assets                                            0.45%          0.40%          0.44%         0.48%
Allowance for loan losses / total loans                                         1.31%          1.33%          1.29%         1.30%
Allowance for loan losses /
     non-performing loans                                                     303.65%        353.65%        354.59%       279.19%
Net loan charge-offs (annualized) /
    average loans                                                               0.41%          0.34%          0.28%         0.22%

(Dollars in thousands)                                                1999                                          4th Qtr
                                            ------------------------------------------------------                2000 - 1999
                                                Fourth          Third        Second          First                  Percent
Average Balances                               Quarter        Quarter       Quarter        Quarter                 Variance
----------------                            ----------     ----------    ----------     ----------                 ----------
Total assets                                $3,615,816     $3,497,977    $3,454,961     $3,395,936                      6.7
Earning assets                               3,262,763      3,175,396     3,126,830      3,083,047                      7.2
Securities                                     498,951        525,516       540,355        553,261                     -1.9
Loans, net of unearned                       2,745,095      2,636,704     2,554,356      2,474,315                      8.2
Allowance for loan losses                       36,187         34,779        33,514         32,823                      9.1
Intangibles                                     20,104         18,202        17,525         17,975                     45.2

Non-interest bearing deposits                  411,720        396,413       399,384        386,208                      7.5
Interest bearing deposits                    2,450,812      2,406,245     2,451,078      2,446,661                      6.7
     Total deposits                          2,862,532      2,802,658     2,850,462      2,832,869                      6.8
Short-term borrowings                          280,079        288,477       208,873        165,130                      5.2
Long-term debt                                 118,072         69,093        53,108         61,329                      2.4
Shareholders' equity                           288,719        285,836       287,871        283,769                      8.7

Average basic shares outstanding            21,856,628     21,839,130    21,831,374     21,845,679                      0.9
Average diluted shares outstanding          22,840,670     22,870,498    22,872,042     22,923,575                     -0.3

Asset Quality Data
------------------
Non-accrual loans                               $9,321        $12,199       $10,804         $9,080                      6.7
Restructured loans                               3,560          1,731         1,806          1,790                    -21.1
                                            ----------     ----------    ----------     ----------
Non-performing loans                            12,881         13,930        12,610         10,870                     -1.0
Other real estate owned                          4,801          3,584         4,147          3,820                     -0.3
                                            ----------     ----------    ----------     ----------
Non-performing assets                          $17,682        $17,514       $16,757        $14,690                     -0.8
                                            ==========     ==========    ==========     ==========
Net loan charge-offs                            $3,037         $2,543          $820         $1,650                      1.6
Allowance for loan losses                       36,311         33,991        34,429         32,709                      6.7

Non-performing loans / total loans               0.46%          0.52%         0.49%          0.43%
Non-performing assets / total assets             0.48%          0.49%         0.48%          0.43%
Allowance for loan losses / total loans          1.30%          1.27%         1.34%          1.31%
Allowance for loan losses /
     non-performing loans                      281.90%        244.01%       273.03%        300.91%
Net loan charge-offs (annualized) /
    average loans                                0.44%          0.38%         0.13%          0.27%

                                                                        For the Year
(Dollars in thousands)                                               Ended December 31,
                                                          ----------------------------------------
                                                                                           Percent
Average Balances                                              2000           1999         Variance
----------------                                          -------------------------       --------

Total assets                                               3,795,019      3,491,982            8.7
Earning assets                                             3,444,647      3,162,650            8.9
Securities                                                   477,593        529,573           -9.8
Loans, net of unearned                                     2,945,080      2,603,347           13.1
Allowance for loan losses                                     38,676         34,330           12.7
Intangibles                                                   24,439         18,457           32.4

Non-interest bearing deposits                                438,919        400,047            9.7
Interest bearing deposits                                  2,578,792      2,437,826            5.8
     Total deposits                                        3,017,711      2,837,873            6.3
Short-term borrowings                                        289,361        237,919           21.6
Long-term debt                                               121,970         73,968           64.9
Shareholders' equity                                         302,001        286,064            5.6

Average basic shares outstanding                          22,014,104     21,854,055            0.7
Average diluted shares outstanding                        22,797,098     22,864,122           -0.3

Asset Quality Data
------------------
Non-accrual loans                                        $     9,947    $     9,321            6.7
Restructured loans                                             2,810          3,560          -21.1
                                                         -----------    -----------
Non-performing loans                                          12,757         12,881           -1.0
Other real estate owned                                        4,786          4,801           -0.3
                                                         -----------    -----------
Non-performing assets                                    $    17,543    $    17,682           -0.8
                                                         ===========    ===========
Net loan charge-offs                                     $     9,217    $     8,050           14.5
Allowance for loan losses                                     38,737         36,311            6.7

Non-performing loans / total loans                             0.43%          0.46%
Non-performing assets / total assets                           0.45%          0.48%
Allowance for loan losses / total loans                        1.31%          1.30%
Allowance for loan losses /
     non-performing loans                                    303.65%        281.90%
Net loan charge-offs (annualized) /
    average loans                                              0.31%          0.31%

                                                      For the Year
                                                   Ended December 31,
                                        -----------------------------------------
                                                                         Percent
                                           2000           1999          Variance
                                        ----------    -----------       ---------

Balances at Period End
----------------------
Total assets                             3,885,796      3,706,184            4.8
Earning assets                           3,497,882      3,309,542            5.7
Securities                                 496,963        486,090            2.2
Mortgage loans held for sale                 1,042          8,733          -88.1
Loans, net of unearned                   2,962,073      2,803,774            5.6

Non-interest bearing deposits              461,386        424,352            8.7
Interest bearing deposits                2,641,551      2,485,082            6.3
     Total deposits                      3,102,937      2,909,434            6.7
Short-term borrowings                      282,865        332,197          -14.9
Long-term debt                             116,140        117,634           -1.3
Shareholders' equity                       321,274        290,315           10.7